Quantum Reports First Quarter Fiscal 2023 Results

Revenue Increased 9% Year-over-Year to $97.1 Million; Subscription Customers Grew 200% Year-over-Year

SAN JOSE, Calif. — August 4, 2022 — Quantum Corporation (NASDAQ: QMCO) announced today financial results for its fiscal first quarter ended June 30, 2022.

First Quarter Fiscal 2023 Financial Summary

•Revenue increased 9% year-over-year and 2% sequentially to $97.1 million, which was above the high-end of guidance
•Backlog at quarter end was $46.8 million, primarily reflecting the timing of large orders, and subsequently increased to $67.2 million as of July 31, 2022
•Active subscription customers grew to over 450, an increase of more than 200% year-over-year and 29% sequentially
•GAAP net loss was $10.6 million, or ($0.13) per share; adjusted non-GAAP net loss was $3.6 million, or ($0.04) per share
•Adjusted EBITDA was $0.3 million

“Revenue was above the high-end of our guidance at $97.1 million, primarily driven by continued robust demand from our hyperscale customers and significant growth in our video surveillance business,” stated Jamie Lerner, Chairman and CEO of Quantum. “With all of Quantum’s products now available as a software offering, we continue to secure a growing number of subscription-based customers that reached over 450 in the quarter, representing the fifth consecutive sequential increase. As further evidence of our ongoing progress to drive recurring revenue, subscription software ARR expanded 11% sequentially to $8.2 million.

“During the quarter, we realized the initial benefits from our enhanced supply chain strategies and cost reduction initiatives, as demonstrated by our better than expected revenue results. Following a series of cost reductions we implemented in June, operating expenses decreased by $0.6 million sequentially with a more significant reduction of $1.5 to $2.0 million per quarter expected in the second half of fiscal 2023.

“In summary, we have and continue to take the necessary steps to improve the Company’s financial profile and future operating performance. Looking ahead to the coming quarter and year, we are committed to disciplined execution on our initiatives aimed at driving top-line growth as well as increased operational efficiency and margin expansion, which together we expect to contribute to higher adjusted EBITDA and earnings.”

First Quarter Fiscal 2023 vs. Prior Quarter

Revenue for the first quarter fiscal 2023 was $97.1 million compared to $95.2 million in the prior quarter. Gross profit in the first quarter of fiscal 2023 was $34.0 million, or 35% of revenue, compared to $36.2 million, or 38% of revenue, in the fourth quarter of fiscal 2022. First quarter fiscal 2023 gross margin reflected an anticipated peak in purchase price variance driven from constraints in the supply chain combined with revenue mix that was more heavily weighted towards hyperscale customers. Assuming no meaningful deterioration in the overall market environment or supply chain dynamics, the Company believes gross margin in the first quarter represents a low-point from which margins will improve during the fiscal year.

Total GAAP operating expenses in the first quarter of fiscal 2023 decreased to $41.1 million, or 42% of revenue, compared to $41.8 million, or 44% of revenue, in the prior quarter. Selling, general and administrative expenses were $28.3 million in the quarter, flat compared to the fourth fiscal quarter 2022. Research and development expenses were $12.1 million in the first quarter of fiscal 2023, compared to $13.5 million in the prior quarter. Non-GAAP operating expenses in the first quarter of 2023 decreased to $36.3 million from $37.2 million in the prior quarter.

GAAP net loss in the first quarter of fiscal 2023 was $10.6 million, or ($0.13) per share, compared to a net loss of $7.8 million, or ($0.13) per share, in the fourth fiscal quarter 2022. Excluding stock compensation, restructuring charges and other non-recurring costs, non-GAAP adjusted loss in the first fiscal quarter of 2023 was $3.6 million, or ($0.04) per share, compared to adjusted net loss of $2.8 million, or ($0.05) per share, in the prior quarter.

Adjusted EBITDA in the first quarter of fiscal 2023 was $0.3 million, compared to $0.4 million in the prior quarter.

Balance Sheet and Liquidity

•Cash and cash equivalents including restricted cash was $26.8 million as of June 30, 2022, compared to $5.5 million as of March 31, 2022.
•During the quarter, the Company used proceeds from its completed Rights Offering to pay down $20.0 million of outstanding long-term debt. A portion of the proceeds were also used to fund working capital needs, which included a primarily seasonality driven decrease in deferred revenue of $13.6 million.
•Outstanding term loan debt was $78.4 million as of June 30, 2022, compared to $98.7 million as of March 31, 2022. Outstanding borrowings on the Company’s revolving credit facility were $17.3 million as of June 30, 2022, compared to $17.7 million as of March 31, 2022.
•Total interest expense in the first quarter 2023 was $2.1 million compared to $2.5 million in the prior quarter and $3.9 million during the same quarter a year ago.

Outlook

Based on currently committed supply, the Company expects the following guidance range for the second fiscal quarter of 2023:

•Revenues of $95 million, plus or minus $4 million
•Non-GAAP adjusted net loss of ($1.5 million), plus or minus $1 million
•Non-GAAP adjusted net loss per share of ($0.02), plus or minus $0.01
•Adjusted EBITDA of $2.5 million, plus or minus $1 million

Conference Call and Webcast

Management will host a live conference call today, August 4, 2022, at 5:00 p.m. ET (2:00 p.m. PT) to discuss these results. The conference call will be accessible by dialing 866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering conference ID 13731301. This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through August 11, 2022. To access the replay dial 1-877-660-6853 and enter the conference ID 13731301 at the prompt. International callers should dial +1-201-612-7415 and enter the same conference ID. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 90 days.

About Quantum

Quantum technology, software, and services provide the solutions that today's organizations need to make video and other unstructured data smarter – so their data works for them and not the other way around. With over 40 years of innovation, Quantum's end-to-end platform is uniquely equipped to orchestrate, protect, and enrich data across its lifecycle, providing enhanced intelligence and actionable insights. Leading organizations in cloud services, entertainment, government, research, education, transportation, and enterprise IT trust Quantum to bring their data to life, because data makes life better, safer, and smarter. Quantum is listed on Nasdaq (QMCO). For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results; that our newly introduced products will drive a growing contribution of recurring revenue and deliver higher margins, while also increasing the total addressable market of our solutions; our expectations to continue our operational execution and to gain incremental traction across our market verticals, including with our leading hyperscale and global web scale customers, statements about our backlog and the implication that this backlog will translate into future revenue; the trend in our underlying business remaining robust; continued progress in our business transformation; the anticipated impact and benefits of our Pivot3 and EnCloudEn acquisitions; the anticipated impact and benefits of the refinancing of our outstanding debt; and the Company’s position for long-term sustainable growth and profitability.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the potential impact of the COVID-19 pandemic on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; our ability to integrate the business, products, employees and other aspects of our Pivot3 and EnCloudEn acquisitions; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of our business) and the anticipated benefits of the transformation and restructuring plans; the outcome of any claims and disputes; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission, including our Form 10-K filed with the Securities and Exchange Committee on June 8, 2022. The Company does not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

Investor Relations Contacts:
Shelton Group
Leanne K. Sievers | Brett L. Perry
P: 949-224-3874 | 214-272-0070
E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	June 30, 2022	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$26,528	$5,210
Restricted cash	255	283
Accounts receivable, net of allowance for doubtful accounts of $195 and $422	64,909	69,354
Manufacturing inventories	32,642	33,546
Service parts inventories	25,129	24,254
Prepaid expenses	10,715	7,853
Other current assets	4,574	4,697
Total current assets	164,752	145,197
Property and equipment, net	14,093	12,853
Intangible assets, net	8,420	9,584
Goodwill	12,969	12,969
Right-of-use assets, net	10,641	11,107
Other long-term assets	10,796	9,925
Total assets	$221,671	$201,635
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$33,867	$34,220
Deferred revenue	74,267	86,517
Long-term debt, current portion	5,000	4,375
Accrued compensation	14,531	16,141
Other accrued liabilities	14,157	16,562
Total current liabilities	141,822	157,815
Deferred revenue	40,196	41,580
Revolving credit facility	17,300	17,735
Long-term debt, net of current portion	69,195	89,448
Operating lease liabilities	9,932	9,891
Other long-term liabilities	12,013	11,849
Total liabilities	290,458	328,318
Stockholders' deficit
Preferred stock, 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 125,000 shares authorized; 90,606 and 60,433 shares issued and outstanding	907	605
Additional paid-in capital	714,128	645,038
Accumulated deficit	(781,123)	(770,903)
Accumulated other comprehensive loss	(2,699)	(1,423)
Total stockholders’ deficit	(68,787)	(126,683)
Total liabilities and stockholders’ deficit	$221,671	$201,635

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,
	2022	2021
Revenue:
Product	$60,211	$52,131
Service and subscription	33,423	32,831
Royalty	3,440	4,137
Total revenue	97,074	89,099
Cost of revenue:
Product	47,921	38,741
Service and subscription	15,105	13,080
Total cost of revenue	63,026	51,821
Gross profit	34,048	37,278
Operating expenses:
Research and development	12,125	11,291
Sales and marketing	15,962	13,952
General and administrative	12,314	11,825
Restructuring charges	725	266
Total operating expenses	41,126	37,334
Loss from operations	(7,078)	(56)
Other income (expense), net	751	(198)
Interest expense	(2,091)	(3,886)
Loss on debt extinguishment	(1,392)	—
Net loss before income taxes	(9,810)	(4,140)
Income tax provision	410	13
Net loss	$(10,220)	$(4,153)
Deemed dividend on warrants	(389)	—
Net loss attributable to common stockholders	$(10,609)	$(4,153)

Net loss per share attributable to common stockholders	$(0.13)	$(0.07)
Weighted average shares - basic and diluted	83,641	57,129

Net loss	$(10,220)	$(4,153)
Foreign currency translation adjustments, net	(1,276)	267
Total comprehensive loss	$(11,496)	$(3,886)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended June 30,
	2022	2021
Operating activities
Net loss	$(10,220)	$(4,153)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	2,586	1,809
Amortization of debt issuance costs	336	1,004
Loss on debt extinguishment	992	—
Provision for product and service inventories	1,631	976
Stock-based compensation	3,069	3,201
Other	(1,469)	326
Changes in assets and liabilities:
Accounts receivable, net	4,677	15,207
Manufacturing inventories	(412)	(3,769)
Service parts inventories	(1,384)	(588)
Accounts payable	(175)	(3,178)
Accrued restructuring charges	39	(454)
Accrued compensation	(1,610)	(4,852)
Deferred revenue	(13,634)	(6,306)
Other current assets	(2,739)	(5,291)
Other non-current assets	(261)	41
Other current liabilities	64	(1,545)
Other non-current liabilities	164	706
Net cash used in operating activities	(18,346)	(6,866)
Investing activities
Purchases of property and equipment	(3,036)	(1,150)
Deferred business acquisition payment	(2,000)	—
Net cash used in investing activities	(5,036)	(1,150)
Financing activities
Repayments of long-term debt and payment of amendment fees	(20,846)	(463)
Borrowings of credit facility	109,740	56,544
Repayments of credit facility and payment of amendment fees	(110,575)	(56,544)
Proceeds from issuance of common stock, net	66,324	—
Net cash provided by financing activities	44,643	(463)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	29	(14)
Net change in cash, cash equivalents and restricted cash	21,290	(8,493)
Cash, cash equivalents, and restricted cash at beginning of period	5,493	33,137
Cash, cash equivalents, and restricted cash at end of period	$26,783	$24,644
Cash, Cash Equivalents and Restricted Cash at end of period
Cash and cash equivalents	$26,528	$19,102
Restricted cash, current	255	542
Restricted cash, long-term	—	5,000
Cash, cash equivalents and restricted cash at the end of period	$26,783	$24,644
Supplemental disclosure of cash flow information
Cash paid for interest	$1,863	$2,860
Cash paid for income taxes, net	$115	$294
Non-cash transactions
Purchases of property and equipment included in accounts payable	$133	$146
Transferred of manufacturing inventory to services inventory	$890	$411
Transfer of manufacturing inventory to property and equipment	$193	$65
Paid-in-kind interest	$319	$—
Deemed dividend on warrants	$389	$—

NON-U.S. GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented Adjusted EBITDA and Adjusted Net Income (Loss), non-U.S. GAAP financial measures defined below.

Adjusted EBITDA is a non-U.S. GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, and other non-recurring expenses.

“GAAP net loss” as referred to in this press release represents “Net loss attributable to common stockholders”. Adjusted Net Income (Loss) is a non-U.S. GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, and other non-recurring (income) expenses. The Company calculates Adjusted Net Income (Loss) per Basic and Diluted share using the Company’s above-referenced definition of Adjusted Net Income (Loss).

We have provided below a reconciliation of Adjusted EBITDA and Adjusted Net Income (Loss) to Net Income (Loss), the most directly comparable U.S. GAAP financial measure. We have presented Adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. We believe Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Basic and Diluted Share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that Adjusted EBITDA and Adjusted Net Income (Loss) provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of Adjusted EBITDA and Adjusted Net Income (Loss) have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; (8) gain (loss) on debt extinguishment, (9) and acquisition-related amortization of intangibles assets from business combinations, or (10) deemed dividend related to warrants.
•Adjusted Net Income (Loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) gain (loss) on debt extinguishment, (6) acquisition-related amortization of intangibles assets from business combinations, or (7) deemed dividend related to warrants.

Other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Net Income (Loss) or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA and Adjusted Net Income (Loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, Net Income (Loss) (dollars in thousands):

	Three Months Ended June 30,
	2022		2021
Net loss attributable to common stockholders	$(10,609)		$(4,153)
Interest expense, net	2,091		3,886
Provision for income taxes	410		13
Depreciation expense	1,422		1,343
Stock-based compensation expense	3,069		3,201
Restructuring charges	725		266
Loss on extinguishment of Senior Secured Term Loan	1,392		—
Amortization of acquisition related intangible assets	1,164		465
Acquisition-related costs	127		139
Long-term debt related costs	166		207
Deemed dividend related to warrants	389
Adjusted EBITDA	$346		$5,367

The following is a reconciliation of Adjusted Net Income to the most comparable U.S. GAAP financial measure, Net Income (Loss) (in thousands):
	Three Months Ended June 30,
	2022		2021
Net loss attributable to common stockholders	$(10,609)		$(4,153)
Stock-based compensation	3,069		3,201
Restructuring charges	725		266
Loss on extinguishment of Senior Secured Term Loan	1,392		—
Amortization of acquisition related intangible assets	1,164		465
Acquisition-related costs	127		139
Long-term debt related costs	166		207
Deemed dividend related to warrants	389	0	—
Adjusted net income (loss)	$(3,577)		$125

Adjusted Net Income (Loss) per share:
Basic	$(0.04)		$0.00
Diluted	$(0.04)		$0.00
Weighted average shares outstanding:
Basic	83,641		50,129
Diluted	83,641		68,565